MAYER HOFFMAN McCANN, L.C.
Certified Public Accountants
420 Nichols Road
Kansas City, MO  64112
(816) 968-1000
Fax (816) 531-7695


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Infinity, Inc. (A Colorado Corporation) dated May 5, 1999.


/s/ Mayer Hoffman McCann L.C.

Kansas City, Missouri
May 10, 1999